                            G-III APPAREL GROUP, LTD.

                                        For: G-III Apparel Group, Ltd.

                                             Contact: Investor Relations
                                             James Palczynski
                                             (203) 222-9013

                                             G-III Apparel Group, Ltd.
                                             Wayne S. Miller, Chief Operating
                                               Officer
                                             (212) 403-0500

             G-III APPAREL GROUP, LTD. PRIVATELY PLACES COMMON STOCK
--SELLS 1.5 MILLION SHARES AT $10.11 PER SHARE FOR AGGREGATE OF $15.2 MILLION--

         New York, New York - July 13, 2006 -- G-III Apparel Group, Ltd.
(Nasdaq: GIII) today announced that it has entered into an agreement that will raise $15.2 million in new equity capital through the private placement of
1,500,000 shares of its common stock at a price of $10.11 per share to entities affiliated with Prentice Capital Management, L.P. The funding of the purchase is expected to occur by the end of the day on July 13, 2006. The Company intends to use the proceeds of the placement to repay a portion of the outstanding balance under its revolving credit agreement. In addition, the Company issued to the investors five-year warrants to purchase 375,000 shares of its common stock at a price of $11.00 per share. These warrants cannot be exercised for six months. In a separate transaction, these institutional investors purchased 500,000 shares of G-III common stock at a price of $9.25 per share from Aron Goldfarb, G-III's founder and former Co-Chairman.

         Morris Goldfarb, G-III's Chief Executive Officer, said, "We are very pleased to have received the support of Prentice and believe that they share in our vision for the future of G-III. Never before in the history of our company have our prospects been so promising or so diverse. We intend to push forward with the expansion of our business, not only in our core outerwear programs, but in sportswear, tailored clothing, dresses, and other categories of apparel. We are creating opportunities for our business in every season and intend to demonstrate our ability to drive excellent returns for our shareholders as we transform our company."

ABOUT G-III APPAREL GROUP, LTD.

         G-III Apparel Group, Ltd. is a leading manufacturer and distributor of outerwear and sportswear under licensed labels, private labels and our own labels. G-III has fashion licenses, among others, under the Calvin Klein, Sean
John, Kenneth Cole, Cole Haan, Guess?, Jones New York, Nine West, Ellen Tracy,
IZOD, Tommy Hilfiger and Pacific Trail labels, and sports licenses with the
National Football League, National Basketball Association, Major League
Baseball, National Hockey League, Louisville Slugger, World Poker Tour and more than 100 U.S. colleges and universities. G-III-owned labels include, among others, Marvin Richards, G-III, Black Rivet, Siena Studio, Colebrook, G-III by
Carl Banks, Winlit, NY 10018 and La Nouvelle Renaissance.

                  Statements concerning the Company's business outlook or future economic performance, anticipated revenues, expenses or other financial items;
product introductions and plans and objectives related thereto; and statements concerning assumptions made or expectations as to any future events, conditions, performance or other matters are "forward-looking statements" as that term is defined under the Federal Securities laws. Forward-looking statements are subject to risks, uncertainties and factors which include, but are not limited to, reliance on licensed product, reliance on foreign manufacturers, the nature of the apparel industry, including changing customer demand and tastes, seasonality, customer acceptance of new products, the impact of competitive products and pricing, dependence on existing management, possible disruption from acquisitions, general economic conditions, as well as other risks detailed in the Company's filings with the Securities and Exchange Commission. The
Company assumes no obligation to update the information in this release